EXHIBIT 10.2

                      AMENDMENT TO STOCK PURCHASE AGREEMENT



THIS AMENDMENT is executed this 23RD day of September 2000.

BETWEEN:

             LARRY G. JORDAN, JIM AND BILLIE BAKER, KEITH D. MENEES, WILLARD L. AND JEANNE O'DANIEL, JAMES W. AND LAVADA GREER LIVING TRUST, JACK AND MARIE SELLERS, AND MARK R. HOY

             (individually referred to as "Seller" and collectively called the "Sellers")

AND:

             ENERGAS RESOURCES INC., a British Columbia, Canada corporation

             ("Energas")

WHEREAS:

(A) Under the date of August 26, 2000, Sellers and Energas executed a Stock Purchase Agreement (the "Agreement") under the terms of which Sellers agreed to sell and Energas agreed to buy all of the outstanding and issued shares ("Seller's Stock") of First Natural Gas, Inc. (the "Company");

(B) The Agreement, which is incorporated herein and made a part hereof by reference, is in full force and effect; and

(C) Subsequent to the execution of the Agreement, Sellers and Energas have discovered that for regulatory compliance and/or to express the true intent of the Agreement, the amendments to the Agreement, as set forth herein are necessary. Accordingly, the Sellers and Energas amend the Agreement as follows:

AMENDMENT


1. Paragraph 2 ("Consideration") of the Agreement is changed to read as follows:

   "CONSIDERATION. The total consideration for the sale by Seller to Energas of Seller's Stock is the following:

                                                                               1

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(a)          Six hundred thousand dollars (U.S. $600,000) (subject to being reduced as set forth in paragraph 6) to be paid by Energas to Sellers pursuant to individual convertible promissory notes to be signed by Energas in favor of each Seller (the "Convertible Note"). The Convertible Note shall be in the principal amount (subject to being reduced as set forth in paragraph 6) in favor of each Seller as follows:


                        SELLER                             AMOUNT OF NOTE
                                                              $388,554
  Larry G. Jordan

  Jim and Billie Baker                                          37,950

  Keith D. Menees                                               25,302

  Willard L. and Jeanne O'Daniel                                50,604

  James W. and LaVada Greer Living Trust                        81,324

  Jack and Marie Sellers                                        12,648

  Mark R. Hoy                                                    3,618


Each note shall be payable twelve months from the date it is delivered to Seller and it shall provide for interest on the principal amount of 10% per annum. The promissory note shall also provide that the net income of the Company, calculated at the end of each calendar month shall be applied on the then interest due on the note with the balance of said monthly net income to be deposited in a special bank account to be opened with the escrow bank. The net income after deducting the interest payments shall be held by the escrow bank and paid over either to Energas with Seller's Stock pursuant to Paragraph 9(a) or to Seller pursuant to Paragraph 9(b). The monthly interest payment out of net income shall be applied to each Seller's note in the following proportions:


                        SELLER                             SHARE OF NET
                                                              INCOME

  Larry G. Jordan                                             64.759%

  Jim and Billie Baker                                         6.324%

  Keith D. Menees                                              4.217%

                                                                               2

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  Willard L. and Jeanne O'Daniel                               8.434%

  James W. and LaVada Greer Living Trust                      13.554%

  Jack and Marie Sellers                                       2.108%

  Mark R. Hoy                                                  0.603%


     The net income shall be calculated according to reasonable and ordinary accounting principles as applied by corporations in the same business. Seller shall be responsible for furnishing Energas a written accounting each month showing the manner in which the month's net income was calculated and the manner in which said net income was applied to the interest due on the note. The Convertible Note also shall provide that at any time after the expiration of 45 days from the issuance of the note up to its due date. Seller shall have the option to convert the note as follows: (a) All principal then due on the note may be converted into shares of Energas at an agreed value of U.S. $2.00 per share and
     (b) all interest then due on the note may be converted into shares of Energas at the greater of either: $2.00 per share or the then per share value of Energas in the open market (calculated in accordance with the policies of the CDNX (hereinafter defined)). For example if the unpaid principal then due to a Seller on his note is $10,000 and the unpaid interest then due to such Seller is $1,000, and the then market value of Energas stock is $3.00 per share, that Seller may convert the principal to 5,000 shares of Energas stock and may convert the interest to 333 shares of Energas stock. (All stock conversion shall be to the nearest whole number of shares.) The amount of principal and interest then due on the note is subject to being reduced pursuant to paragraph 6 below. Immediately following either the full payment of the note or the conversion of the note to stock, as authorized herein, the then members of the Board of Directors of the Company and all officers of the Company shall resign and the stockholders shall elect a new Board of Directors who shall elect new officers of the Company."

2. Paragraph 3 ("Regulatory Approval") of the Agreement is changed to read as follows:

"REGULATORY APPROVAL. It is understood that this Agreement and, particularly, the issuance of the Convertible Note is subject to obtaining written acceptance from the Canadian Venture Exchange ("CDNX") of the transactions contemplated herein and an exemption order from the British Columbia Securities Commission (the "Commission") to permit the distribution of each CONVERTIBLE Note to each Seller. The Agreement may also be subject to approval by the OKLAHOMA CORPORATION COMMISSION. If any such acceptance, permission or approval has not been issued prior to October 29, 2000, this Agreement, without the written consent of Seller and Energas, shall be void. Seller agrees to use his or her best efforts to assist Energas to procure all required regulatory acceptance, permissions or approvals."

3. Paragraph 4 ("Representatives, Warranties and Covenants by Seller"), sub-paragraph (c) is changed to read as follows:

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     "True and complete copies of the Articles of Incorporation and all amendments thereto, bylaws (certified by the secretary of the Company), and the minute book and stock record of the Company will be delivered by Seller to Energas on or before September 25,2000, for its review. The minute book of the Company reflects minutes and records maintained by the Company regarding meetings heretofore held and consents heretofore granted by the directors and shareholders of the Company."

4. Paragraph 4 ("Representatives, Warranties and Covenants by Seller"), sub-paragraph (0) is deleted and the following is inserted thereto;

     "Seller agrees to cause the Company to maintain payments on all liabilities as they become due and to keep the Company in good standing with all of this creditors."

5. Paragraph 4, ("Representatives, Warranties and Covenants by Seller") is amended such that the following is inserted as sub-paragraph (p):

     "After the closing, Seller agrees to cause the Company to enter into an employment agreement Mr. Larry G. Jordan for a minimum term of one (1) year (or such longer term as may be specified by Energas) but not exceeding two years at a salary of US $5,000 per month. Seller agrees that all monies payable to Mr. Larry G. Jordan and to other employees of the Company will be the sole responsibility of the Company and all such monies will not be paid until there is sufficient cash flow of the Company to meet and pay all of the other liabilities of the Company as they become due."

6. Paragraph 4 ("Representatives, Warranties and Covenants by Seller") is amended such that the following is inserted as sub-paragraph (q):

     "Financial Statements for the eight month period ended August 31, 2000 and the year ended December 31, 1999 of the Company (the "Financial Statements") shall be delivered by Seller to Energas on or before September 30, 2000. Seller agrees to have the Financial Statements reviewed by a certified public accountant or, if required by the CDNX (as hereinafter defined), audited by a certified public accountant. The Financial Statements will be prepared in accordance with generally accepted accounting principles in compliance with all applicable laws and will be consistently applied, and will be complete and accurate in al1 material respects, and give a true and fair view of the affairs and financial position of the Company, including without limitation of the order of the Oklahoma Corporation Commission authorizing First Natural Gas, Inc. to operate as a Utility, (the "Order"). All communications from the certified public accountant shall be addressed to Energas and to the: Company,"

7. Paragraph 4 ("Representatives, Warranties and Covenant by Seller") is amended such that the following is inserted as sub-paragraph (r):

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     "Seller agrees that the execution and delivery of this Agreement, and the performance of the covenants and agreements herein contained, are not limited or restricted by or in conflict with, nor will they breach, infringe, contravene or interfere with, any contractual, intellectual property, privacy, common law, statutory, equitable, confidentiality or other rights or obligations of the Company nor will such create any obligations for the Company or Energas, including any obligation to post a bond in support of the Order."

8. Paragraph 4 ("Representatives, Warranties and Covenants by Seller") is amended such that the following is inserted as sub-paragraph (s):

     "FNG has all necessary licenses and permits to carry on its business."

9. Paragraph 4 ("Representatives, Warranties and Covenants by Seller") is amended such that the following is inserted as sub-paragraph (t):

     "All of the foregoing representations, warranties and covenants shall survive closing and shall be binding upon Seller after closing."

10. Paragraph 6 ("Conditions Precedent to Obligations of Energas") of the Agreement is changed to read as follows:

          "CONDITIONS PRECEDENT TO OBLIGATIONS OF ENERGAS. All of the obligations of Energas under this Agreement are, at its election, subject to the satisfaction, prior to or at the closing, of the following conditions:

     (a) The representations and warranties of Seller contained in this Agreement will have been true and correct in all material respects and Seller will have performed or complied in all material respects with all terms) agreements) and covenants required by this Agreement to be performed by him on or prior to the closing date.

     (b) Seller shall have delivered to Energas certificates of good standing issued by the Secretary of State for the State of Oklahoma for the Company dated no earlier than fifteen days prior to the closing date, and reflecting that the Company is in existence and good standing, has filed all required franchise tax returns and has paid all required franchise taxes, and reflecting all instruments filed of record with respect to the Company through the date of such certificate in the Secretary's office.

     (c) No action or proceeding shall be threatened or be pending against Seller or the Company by a third party seeking to restrain or prohibit the performance of, or to obtain damages or other relief in conjunction with this Agreement or any of the transactions contemplated hereby.

     (d) Since the effective date hereof, no material adverse change shall have occurred in the aggregate with respect to the financial condition or operations of the Company as a whole.

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     (e)  Energas is able to obtain acceptance from the CDNX and from the
          Oklahoma Corporation Commission to this Agreement

     (f) Energas is able to obtain an exemption order and approval from the Commission to allow Energas to distribute the Convertible Note to each Seller.

     (g) Energas receives a favorable legal opinion from its counsel in connection with the acquisition by Energas of the Seller's Stock to the effect that:

          (i) no bond must be posted by the Company or its Shareholders to maintain the order in good standing; and

          (ii) neither Energas nor its officers or directors will assume any obligations or liabilities of the Company, nor will Energas or its officers or directors be subject to any obligations or liabilities in relation to the business of FNG, arising under applicable law.

     Prior to closing, Energas may give Seller written notice that Energas is refusing to consummate the purchase of Seller's Stock because anyone or more of the above conditions have not been met, in which case neither party shall have any further obligation to the other in connection with this Agreement. For greater certainty, Energas will not be obligated to consummate the purchase of a particular Seller's Stock unless the above conditions have been met in respect of all Sellers. If closing occurs and at any time thereafter all or portions of Seller's Stock and/or the Assets are burdened with liens, mortgages or other encumbrances, and/or if the Company has unsecured debt of any nature (other than normal payables to trade creditors in the ordinary course of doing business), the total amount secured by liens, mortgages or other encumbrances plus the total amount of unsecured debt not inclined in the ordinary course of business shall be referred to herein as the "Company's Indebtedness". If any Seller timely elects to convert his promissory note to Energas stock, on the date of the conversion the total amount of principal and interest then payable to Seller pursuant to Seller's note shall be automatically reduced by Seller's pro rata share of the Company's Indebtedness, said pro rata share being the percentage set out after Seller's name in Paragraph 2(a) above. The automatic reduction of Seller's note by the amount of Seller's percentage of the Company's Indebtedness shall be to the nearest whole dollar. As to any seller who does not elect to convert his note to Energas stock, on the due date of the note, it shall be automatically reduced by Seller's share of the Company's Indebtedness as measured on the due date of the note, with "Seller's share" being the percentage set out after Seller's name in paragraph 2 of the Company's Indebtedness."

12. Paragraph 7 ("Closing and Closing Date") of the Agreement IS changed such that the first part of paragraph 7 reads as follows:

               "CLOSING AND CLOSING DATE. If, prior to the closing date, Energas fails to give written notice of the rejection of the sale, as provided in paragraph 6 above, the closing of the sale of Seller's Stock by Seller to Energas shall occur at a mutually agreeable day and time on or before October 30, 2000 in the offices of Crowe & Dunlevy in Oklahoma City. At closing the following shall be accomplished:

     (a) Seller shall endorse his stock certificates, representing Seller's Stock, over to Energas and entry shall be made in the stock record book of the Company to show Energas as the record holder of Seller's Stock, effective at 7:00 a.m. on the first day of the calendar month when closing occurs,

     (b) New stock certificates shall be issued in the name of Energas showing it to be the owner of Seller's Stock.

     (c) Energas, then, shall endorse it stock certificate, representing its ownership of Seller's Stock, in blank and the endorsed stock certificate shall be delivered to an authorized representative of a state or federal banking institution, satisfactory to both Seller and Energas, said banking institution to act as the escrow agent to hold the endorsed stock certificate in escrow pursuant to the terms of this Agreement.

     (d) Seller and Energas, along with a representative of the escrow agent, shall execute such escrow agreement as may be required by the escrow agent to protect it and to set forth its obligations under the escrow a1Tangement

     (e) Energas shall deliver to Seller the Convertible Note described in paragraph 2(a) above, as possibly modified pursuant to the final sentence of paragraph 6 above,

     (f) The original corporate minute books and stock transfer ledgers shall be delivered to the escrow agent to be held in escrow with the stock certificate.

     (g) Energas the owner of Seller's Stock, shall, in writing, confirm that the present Board of Directors of the Company and the present officers of the Company shall continue in their present positions. That is, until the convertible Note has either been paid in full or converted to Energas stock, as provided for in paragraph 2(a) above, the current management of the Company shall be retained. Provided, however, George G. Shaw the President of Energas, shall be elected to the current Board of Directors."

13. This Amendment may be executed by the parties in individual counterpart copies and if each party executes a counterpart copy, it shall have the same effect as if all parties had executed the same copy. Provided, however, until all parties have signed a counterpart copy, there shall be no agreement.

14. Except for the foregoing amendments, the Agreement remains in full force as originally written.

15. This Amendment shall be binding upon and shall ensure to the benefit of the respective heirs, devisees, executors, administrators, successors and assigns of the parties.

Dated and executed as of the day, month and year first shown above.

                                        ENERGAS RESOURCES INC.


                                        By: /s/  George Shaw
                                            ----------------
------------------------------          George G. Shaw, President
Jim Baker                               The Oil Center
2812 S.W. 111th Street                  2601 N.W. Expressway, Suite 1100-W
Oklahoma City, OK 73170-2448            Oklahoma City, OK 73112


------------------------------          -------------------------------------
Billie Baker                            Keith D. Menees
2812 S.W. 111th Street                  6013 N. May, No. 161
Oklahoma City, OK 73170-2448            Oklahoma City, OK 73112

/s/ Willard L. O'Daniel                 /s/ Jeanne O'Daniel
------------------------------          -------------------------------------
Willard L. O'Daniel                     Jeanne O'Daniel
208 E. Choctaw                          208 E. Choctaw
McAlester, OK 74501                     McAlester, OK 74501

                                        /s/ Marie Sellers
------------------------------          -------------------------------------
Mark R. Hay                             Marie Sellers
5858 Waggoner                           416 Forest
Dallas, TX 75230                        Eufaula, OK 74432

James W. and LaVada Greer Living Trust


By:  /s/ James W. Greer
     ------------------
         James W. Greer, Trustee, and


By:  /s/ Lavada Greer, Trustee
     -------------------------
         LaVada Greer, Trustee
         Rt. 1, Box 708A
         Eufaula, OK 74432


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